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                                                                      EXHIBIT 24





                                POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of CFX Corporation, a corporation organized under the laws of the state of New Hampshire (the "Corporation"), hereby constitutes and appoints Mark A. Gavin, Steven L. Kaplan and Catherine C. McCoy, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of shares of common stock, par value $0.66 2/3 per share, of the Corporation, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned director and or officer has hereunto set his or her hand and seal, as of the date specified.


Dated:  March 28, 1996             /s/ Peter J. Baxter
       ----------------            ---------------------------------
                                   Peter J. Baxter, President and
                                   Chief Executive Officer


Dated:  March 28, 1996             /s/ Peter J. Baxter
       ----------------            ---------------------------------
                                   Peter J. Baxter (Principal Executive Officer


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           NAME                        TITLE                          DATE
           ----                        -----                          ----
/s/ Richard B. Baybutt             Director                       March 28, 1996
- -----------------------------
Richard B. Baybutt


/s/ Peter J. Baxter                President and Director         March 28, 1996
- -----------------------------      (Principal Executive
Peter J. Baxter                    Officer)


/s/ Christopher V. Bean            Director                       March 28, 1996
- -----------------------------
Christopher V. Bean


/s/ Calvin L. Frink                Director                       March 28, 1996
- -----------------------------
Calvin L. Frink


/s/ Eugene E. Gaffey               Director                       March 28, 1996
- -----------------------------
Eugenee E. Gaffey


/s/ Mark A. Gavin                  Chief Financial Officer        March 28, 1996
- -----------------------------      (Principal Financial Officer)
Mark A. Gavin


/s/ Elizabeth Sears Hager          Director                       March 28, 1996
- -----------------------------
Elizabeth Sears Hager


/s/ Douglas S. Hatfield, Jr.       Director                       March 28, 1996
- -----------------------------
Douglas S. Hatfield, Jr.


/s/ Richard F. Astrella            Director                       March 28, 1996
- -----------------------------
Richard F. Astrella


/s/ Philip A. Mason                Director                       March 28, 1996
- -----------------------------
Philip A. Mason


/s/ Emerson H. O'Brien             Director                       March 28, 1996
- -----------------------------
Emerson H. O'Brien


/s/ Walter R. Peterson             Director                       March 28, 1996
- -----------------------------
Walter R. Peterson


/s/ L. William Slanetz             Director                       March 28, 1996
- -----------------------------
L. William Slanetz


/s/ Gregg R. Tewksbury             Corporate Controller           March 28, 1996
- -----------------------------      (Principal Accounting
Gregg R. Tewksbury                 Officer)